LOAN AND SECURITY AGREEMENT

      This LOAN AND SECURITY AGREEMENT is entered into as of 1st day of June, 2005, by and between PracticeXpert of Idaho, Inc., formerly known as K. R. Johnson & Associates ("Client"), and Meridian Commercial Healthcare Finance, LLC ("Meridian").

                                    RECITALS

      A. Client is in the business of providing billing, management, consulting and administrative services to medical practitioners and hospitals specializing in radiation and medical oncology, as well as services to other physicians.

      B. Client has requested that Meridian make loans to Client as more fully set forth herein.

      C. This Agreement is entered into and will be performed in California.

      NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Parties hereby agree as follows:

                                    AGREEMENT

1. Certain Definitions and Index to Definitions. All terms contained in this Agreement that are not specifically defined herein shall have the meanings provided in the UCC. All accounting terms used herein shall have the meaning set forth in Generally Accepted Accounting Principles. As used herein, the following terms shall have the following meanings:

      1.1 "Affiliates" - Entities or individuals which are affiliated with Client.

      1.2 "Aged Receivable Fee" - The product of the Aged Receivable Fee Percent and the unpaid Estimated Net Realizable Value of an Eligible Account.

      1.3 "Aged Receivable Fee Commencement Date" - Sixty-one days from the Invoice Date of an Eligible Account.

      1.4 "Aged Receivable Fee Percent" - 0.125%.

      1.5 "Aged Receivable Fee Period" - Beginning on the Aged Receivable Fee Commencement Date and recurring every 7 days thereafter until the Breach Date.

      1.6 "Agreement" - This Loan and Security Agreement, together with all exhibits and schedules hereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.7 "Allowable Amount" - The lesser of the Borrowing Base or the Credit Limit.


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      1.8 "Anniversary  Date" - The date that is one year from the Closing Date, and the same date of each year thereafter.

      1.9 "Assignment Date" - The date on which Client receives a statement from Meridian listing Accounts which Meridian has determined to be Eligible Accounts.

      1.10 "Availability Reserves" - As of any date of determination, such amounts as Meridian may from time to time establish or revise in good faith reducing the amount of Advances which would otherwise be available to Client hereunder:

            1.10.1 To reflect events, conditions, contingencies or risks which, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Client, or (iii) the security interest and other rights of Meridian in the Collateral (including the enforceability, perfection and priority thereof);

            1.10.2  To  reflect   that  any   collateral   report  or  financial
information furnished by or on behalf of Client or any Obligor to Meridian is or may have been incomplete, inaccurate or misleading in any material respect; or

            1.10.3 In respect of any state of facts that constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

      1.11 "Average Collections" - Average weekly proceeds of Eligible Accounts received by Meridian during the Collection Period preceding the date on which the calculation of Average Collections is to be made multiplied by the Average Collections Multiple.

      1.12 "Average Collections Multiple" - 1.7.

      1.13 "Avoidance Claim" - Any claim that any payment received by Meridian from or for the account of an Account Debtor that is avoidable under the United States Bankruptcy Code or any other debtor relief statute.

      1.14 "Borrowing Base" - Eighty percent of the unpaid Estimated Net Receivable Value of Eligible Accounts.

      1.15 "Breach Date" - The date which is 91 days from the Service Date.

      1.16 "Business Day" - Any day which is not a Saturday, Sunday, or other day on which national banks are authorized or required to be closed.

      1.17 "Clearance Days" - Five days.

      1.18 "Client" - See Preamble hereof.

      1.19 "Closed" - an Eligible Account is Closed when its Estimated Net Receivable Value has been paid in full to Meridian (including payment by Client).

      1.20 "Closing Date" - The date on which this Agreement is accepted by Meridian.


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      1.21 "Collateral" - All now owned and hereafter acquired personal property and fixtures, and proceeds thereof, (including proceeds of proceeds) including without limitation Accounts, Chattel Paper, Inventory, Equipment, Instruments, Investment Property, Documents, and General Intangibles.

      1.22 "Collection Period" - Ten weeks.

      1.23 "Credit Accommodation" - Any advance or other extension of credit by Meridian to or on behalf of Client hereunder.

      1.24 "Credit Limit" - $250,000.00.

      1.25 "Credit Limit Increase" - The amount of an increase in the Credit Limit, as requested by Client and agreed to by Meridian.

      1.26 "Cross Aged Account Debtor" - An Account Debtor, other than a governmental entity, which owes Accounts of which more than 50% are unpaid on the Breach Date.

      1.27 "Current Ratio" - the ratio of (i) the current assets of Borrower as of the last day of each month, to (ii) the current liabilities of Borrower as of the last day of such month; provided, that any intercompany transfers shall be excluded from the determination of current assets or current liabilities hereof.

      1.28 "Data Interface Set Up Fee" - $1,500.00.

      1.29 "Default Rate" - 0.05% per day.

      1.30 "Default Waiver Fee" - $1,000.00.

      1.31 "Early Termination Event" - The termination of this Agreement (i) by Client as provided in Section 15 hereof or (ii) or as a matter of law.

      1.32 "Early Termination Fee" - 3% of the Credit Limit if an Early Termination Event occurs prior to the first Anniversary Date, 2% of the Credit
Limit if it occurs on or after the first Anniversary Date but prior to the second Anniversary Date, or 1% of the Credit Limit if it occurs on or after the second Anniversary Date but prior to the third Anniversary Date.

      1.33 "EBITDA" - shall mean for any period the sum of (i) net income of Client for such period, plus (ii) all interest expense of the Client for such period, plus (iii) all federal, state and local taxes actually paid for such period, plus (iv) depreciation expenses for such period, plus (v) amortization expenses for such period.

      1.34 "Eligible Account" -

            1.34.1 An Eligible Account is an Account which is not an Ineligible Account.

            1.34.2 An Account owed by a Payor which has not honored a Redirection Notice (as defined below) for more than ninety days from the sending thereof shall not be an Eligible Account. A "Redirection Notice" is a notice sent by either Meridian or by the Client at the direction of Meridian instructing the recipient to send payments to an address selected by Meridian.


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      1.35  "Estimated  Net  Receivable  Value" - The amount which  Meridian has determined in its reasonable discretion, based upon information acquired by Meridian, (including information from Client) which will be paid on account of Eligible Accounts.

      1.36 "Event of Default" - See Section 12.1 hereof.

      1.37 "Exposed Payments" - Payments received by Meridian from a Payor that has become subject to a bankruptcy proceeding, to the extent such payments cleared said Payor's deposit account within ninety days of the commencement of said bankruptcy case.

      1.38 "Financing Fee" - The Financing Fee Percentage multiplied by the unpaid Estimated Net Receivable Value of an Eligible Account computed from Assignment Date to the date on which it has been Closed.

      1.39 "Financing Fee Percentage" - 0.03%.

      1.40 "Governmental Lock Box" - A lock box relationship between Client and a Governmental Lock Box Bank.

      1.41 "Governmental Lock Box Bank" - A financial institution acceptable to Meridian which has entered into a Lock Box Agreement.

      1.42 "Guarantor(s)" - All individuals or entities now or hereafter guaranteeing the Obligations.

      1.43 "HIPAA" - Health Insurance Portability and Accountability Act of 1996, as amended.

      1.44 "HHS" - United States Department of Health and Human Services or any other governmental agency in charge of enforcing HIPAA.

      1.45 "Increased Credit Limit Fee" - The product of the Increased Credit Limit Fee Percent and the Credit Limit Increase.

      1.46 "Increased Credit Limit Fee Percent" - 1.75%.

      1.47 "Ineligible Account" - An Account which:

      1.47.1 Is disputed by the Payor or Account Debtor obligated thereon;

            1.47.2 Is owed by a Cross Aged Account Debtor;

            1.47.3 Is a portion of Accounts due from an Account Debtor which is in excess of 25% percent of Client's aggregate dollar amount of all outstanding Accounts;


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            1.47.4  Is  not  acceptable  to  Meridian  in  the  exercise  of its reasonable credit or business judgment;

            1.47.5 Is not bona fide obligation created by the sale and delivery of goods or the rendition of services in the ordinary course of Client's business; or

            1.47.6 Remains unpaid beyond the Breach Date.

      1.48 "Invoice" - The Record that evidences an Account. Where the context so requires, reference to an Invoice shall be deemed to refer to the Account to which it relates.

      1.49 "Invoice Date" - The date of an Invoice.

      1.50 "Lock Box Agreement" - An agreement among Client, Meridian and the Governmental Lock Box Bank wherein (i) the Governmental Lock Box Bank agrees to sweep all deposits to Lock Box Account (whether or not represented by collected funds) into a deposit account identified in said Agreement which is owned by Meridian, (ii) the Client is permitted to revoke such sweep instructions upon written instructions from Client to the Governmental Lock Box Bank predicated on Client notifying Meridian of Client's intent to revoke said instructions no later than two weeks prior to sending instructions to Governmental Lock Box Bank and (iii) the Governmental Lock Box Bank agrees to immediately notify Meridian in writing upon receipt of such instructions.

      1.51 "Meridian" - See Preamble.

      1.52 "Minimum Current Ratio" - 0.9:1.0.

      1.53 "Minimum EBITDA" - $1.00.

      1.54 "Minimum Monthly Fee" - $2,000.00.

      1.55 "Minimum Overadvance Fee" - $500.00.

      1.56 "Misdirected Payment Fee" - 15% of the amount of any payment on an Account where said payment has been received by Client and not delivered in kind by Client to Meridian or the Governmental Lock Box, as the case may be, other than through inadvertence, within three Business Days of receipt thereof, and 18% per annum thereafter on said amount, computed from the end of said three day period to the date of payment by Client to Meridian.

      1.57 "Monitoring Fee" - The product of the Monitoring Fee Percentage and the Credit Limit.

      1.58 "Monitoring Fee Percentage" - 0.06%.

      1.59 "Obligations" - All present and future obligations owing by Client to Meridian whether or not for the payment of money, whether direct or indirect, absolute or contingent, whether arising before, during or after the commencement of any case under the United States Bankruptcy Code in which Client is a debtor.


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

      1.60 "Origination Fee" - The product of the Origination Fee Rate and the Credit Limit.

      1.61 "Origination Fee Rate" - 1.75%.

      1.62 "Overadvance" - The amount, if any, by which the Obligations exceed the Borrowing Base.

      1.63 "Overadvance Fee" - The Overadvance Fee Rate multiplied by the Overadvance, plus the Minimum Overadvance Fee. The Overadvance Fee in any week shall be no less than the Minimum Overadvance Fee.

      1.64 "Overadvance Fee Rate" - 1%.

      1.65 "Payor" - An Account Debtor or other obligor on an Account, or entity making payment thereon for the account of such party.

      1.66 "Protected Health Information" - Has the meaning given to such term in 45 CFR Section 164.501 including any information, whether oral or recorded in any form or medium: (i) that relates to the past, present or future physical or mental condition of an individual; the provision of health care to an individual; or the past, present or future payment for the provision of health care to an individual; and (ii) that identifies the individual or with respect to which there is a reasonable basis to believe that the information can be used to identify the individual.

      1.67 "Renewal Fee" - 1.75% of the Credit Limit.

      1.68 "Schedule of Accounts" - A form supplied by Meridian from time to time wherein Client lists such of its Accounts as it requests that Meridian accept as collateral under the terms of this Agreement.

      1.69 "Service Date" - The date on which services are rendered.

      1.70 "Submission" - See Section 2.1.

      1.71 "Stand-alone EBITDA" - the Client's EBITDA less any expenses incurred by Client for services rendered in exchange for common stock/options.

      1.72 "Term" - Three years.

      1.73 "Termination Date" - the earlier of (i) the end of the next maturing Term, unless this Agreement is extended in accordance with its terms, or (ii) the date on which Meridian elects to terminate this Agreement pursuant to the terms herein.

      1.74 "UCC" - The Uniform Commercial Code in effect in California at the date on which a determination thereunder is to be made.


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2. Credit Facilities.

      2.1 On the 1st Business Day of each week Client shall electronically transmit to Meridian a record of all of its Accounts created and not previously transmitted to Meridian (a "Submission").

      2.2 Meridian shall determine in its sole discretion, which of the Accounts included in a Submission are Eligible Accounts.

      2.3 Meridian shall prepare and transmit to Client a Borrowing Base Certificate in the form of Exhibit 2.3 hereto, reflecting the addition of the new Eligible Accounts and all other transactions which affect the Borrowing Base. At the request of Client in the form of Exhibit 2.3 hereto, and subject to Client's availability under the Borrowing Base Certificate, Meridian shall, from time to time, at the request of Client, make advances to Client, less any Availability Reserves, so long as, before and after such advance, the Obligations do not exceed the Allowable Amount.

      2.4 Meridian shall not make any advance to Client that would cause the total of all advances made to Client in any week to exceed Average Collections.

      2.5 Notwithstanding anything to the contrary contained herein, Lender shall not be obligated to make an advance hereunder to the extent that, before or as a result thereof, the Obligations shall exceed the Allowable Amount.

3. Payments by Client.

      3.1 Place of Payments. Client hereunder shall make all payments to Meridian at the address of Meridian set forth herein, or at such other place as Meridian may designate in writing; provided, however, that Client may also send payments to Meridian by wire transfers or ACH debits.

      3.2 ACH Debits. In order to satisfy any of the Obligations, Meridian is hereby authorized by Client to initiate electronic debit entries through the ACH or other electronic payment system to any account maintained by Client. At Meridian's request, Client shall execute and deliver to Meridian an authorization agreement for ACH debits.

4. Clearance Days. For all purposes under this Agreement, Clearance Days will be added to the date on which Meridian receives any payment.

5. Fees. Client shall pay to Meridian:

      5.1 Aged Receivable Fee. The Aged Receivable Fee on the unpaid Estimated Net Receivable Value of each Eligible Account at the end of each Aged Receivable Fee Period until the earlier of (a) the date such Eligible Account is Closed, or
(b) the Breach Date, computed from the Aged Receivable Fee Commencement Date.

      5.2 Data Interface Set Up Fee. The unpaid portion of any Data Interface Set Up Fee, immediately upon Client's receipt of the proceeds of the initial Advance hereunder.


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      5.3 Default  Waiver Fee. The Default  Waiver Fee to Meridian,  immediately upon the waiver by Meridian of any Event of Default hereunder, so long as the waiver was done at the Client's request.

      5.4 Early Termination Fee. The Early Termination Fee, immediately upon the occurrence of an Early Termination Event.

      5.5 Financing Fee. The Financing Fee every seven days commencing on the Assignment Date, and on the day an Eligible Account is Closed.

      5.6  Increased   Credit  Limit  Fee.  The  Increased   Credit  Limit  Fee,
immediately upon granting by Meridian of Client's request for an increase in the Credit Limit.

      5.7 Minimum Monthly Fee. Any amount by which the sum of the Monitoring Fee and the Financing Fee earned in any month (prorated for partial months) is less than the Minimum Monthly Fee, on the first day of the following month.

      5.8 Misdirected Payment Fee. The Misdirected Payment Fee immediately upon its accrual.

      5.9 Missing Document Fee. $500.00 per day for every day that Client has failed to deliver to Meridian the documents required in Section 8.10.

      5.10 Monitoring Fee. The Monitoring Fee, every seven days from the initial Assignment Date to the last to occur of (a) the Termination Date or an Early Termination Event, and (b) payment in full of the Obligations.

      5.11 Overadvance Fee. The Overadvance Fee, payable as to any week in which an Overadvance occurs, and payable on the first Business Day of the following week.

      5.12 Origination Fee. The Origination Fee, which shall be payable out of any sums due from Meridian to Client hereunder.

      5.13 Out-of-pocket Expenses. The out-of-pocket expenses directly incurred by Meridian in the administration of this Agreement such as wire transfer fees, postage, audit fees, and lockbox fees, on demand.

6. Grant of Security Interest. To secure the payment and performance in full of the Obligations, the Client grants to Meridian a security interest in the Collateral, and all proceeds and products thereof.

7. Authorization to Meridian.

      7.1 Client irrevocably authorizes Meridian to exercise any the following powers until the Obligations have been paid in full and this Agreement has been terminated:


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            7.1.1 Receive, take, endorse,  assign,  deliver, accept and deposit, in the name of Meridian or Client, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof;

            7.1.2 Take or bring, in the name of Meridian or Client, all steps, actions, suits or proceedings deemed by Meridian necessary or desirable to effect collection of or other realization upon the Accounts and other Collateral;

            7.1.3 Pay any sums necessary to discharge any lien or encumbrance which is senior to Meridian's security interest in the Collateral, which sums shall be included as Obligations hereunder and due on demand;

            7.1.4 Except as prohibited by law, notify any Payor that the underlying Account has been assigned to Meridian and that payment thereof is to be made only to Meridian, in the form of Exhibit 7.1.4 or such other form as Meridian may from time to time reasonably adopt as Meridian deems necessary to insure that the recipient thereof will make payment to Meridian;

            7.1.5 Communicate directly with Payors to verify the amount and validity of any Account created by Client;

            7.1.6 To file one or more financing statements and initial financing statements describing the Collateral. Client irrevocably authorizes Meridian to sign Client's name on any security agreement, mortgage, assignment, certificate of title, affidavit, letter of authority, or notice or other similar document necessary to perfect or continue the perfection of Meridian's security interest in the Collateral. Client shall make appropriate entries in Client's books and records disclosing Meridian's security interest in the Collateral.

            7.1.7 After an Event of Default:

                  (a) Change the address for delivery of mail to Meridian and to receive and open mail addressed to Client, provided that Meridian shall mail to Client, at Client's expense, all original documents and correspondence, other than payments, that Meridian receives as a result of such change of address;

                  (b) Extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all Accounts or other Collateral that includes a monetary obligation and discharge or release any Account Debtor or other obligor (including filing of any public record releasing any lien granted to Client by such account debtor), without affecting any of the Obligations;

      7.2 Client hereby releases and exculpates Meridian, its officers, employees and designees, from any liability (other than liability for contract damages, if any) arising from any acts under this Agreement or in furtherance thereof whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for willful misconduct or gross negligence. In no event will Meridian have any liability to Client for lost profits or other special or consequential damages.


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      7.3  Meridian  may accept,  indorse and deposit any checks  tendered by an
Account  Debtor or other payor "in full  payment" of its  obligation  to Client.
Client  shall  not  assert  against   Meridian  any  claim  arising   therefrom,
irrespective   of  whether  such  action  by  Meridian   causes  an  accord  and
satisfaction of Client's claims, under ss.3-311 of the UCC or otherwise.

8. Covenants by Client.

      8.1 Client shall not (i) merge or consolidate with any other entity or person, or (ii) purchase all or substantially all of the assets of any other entity or person.

      8.2 After written notice by Meridian to Client, and automatically, without notice, after an Event of Default, Client shall not (a) grant any extension of time for payment of any of the Accounts, (b) compromise or settle any of the Accounts for less than the full amount thereof, (c) release in whole or in part any Payor or (d) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the Accounts.

      8.3 From time to time as requested by Meridian, at the sole expense of Client, Meridian shall have access, during reasonable business hours if prior to an Event of Default and at any time on or after an Event of Default, to all premises where Collateral is located for the purposes of inspecting (and removing, on or after ten days after the occurrence of an Event of Default) any of the Collateral, including Client's books and records, and Client shall permit Meridian or its designee to make copies of such books and records or extracts therefrom as Meridian may request. Without expense to Meridian, Meridian may use any of Client's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of Accounts and realization on other Collateral as Meridian, in its sole discretion, deems appropriate. Client hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Meridian at Client's expense all financial information, books and records, work papers, management reports and other information in their possession relating to Client.

      8.4 Before sending any Invoice to any Payor, Client shall instruct that all payments on account thereof be made directly to:

            8.4.1 Meridian, if the Account is not the result of healthcare services provided pursuant to a program of the United States Government which requires that payments thereunder be made only to the Governmental Lock Box, in all other cases,

            8.4.2 The Governmental Lock Box, by sending the form of Notice to Payors of Governmental Receivables (or such other form as shall be selected by Meridian) attached hereto as Exhibit 8.3.2.

      8.5 Client shall pay when due all payroll and other taxes, and shall provide proof thereof to Meridian in such form as Meridian shall reasonably require.

      8.6 Client shall not create, incur, assume or permit to exist any lien upon or with respect to any Collateral now owned or hereafter acquired by Client. At the request of Client, Meridian shall enter into an agreement in the form of Exhibit 8.5 hereto consenting to the creation of a security interest in any Collateral that is Equipment or Inventory, so long as Client is not in default hereunder at the time of such request.


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

      8.7 Notwithstanding that Client has agreed to pay the Misdirected Payment Fee to Meridian, Client shall deliver any proceeds of any Account received by Client within three Business Days of receipt thereof.

      8.8 At all times during the term of this Agreement, Client shall comply with all applicable provisions of HIPAA and the regulations promulgated thereunder.

      8.9 In the event that the Client becomes subject to any debtor-relief proceeding, the Client shall not take any position contrary to Meridian with respect to a proposed plan of reorganization or liquidation submitted or agreed upon by Meridian in connection therewith.

      8.10 Client will deliver to Meridian the following:

            8.10.1 Within thirty days after the end of each calendar month and sixty days after the end of each fiscal year, Client's financial statements for such period and for that portion of its fiscal year through the end of such period including Client's statement of profit and loss, and balance sheet and PracticeXpert, Inc.'s statement of operating cash flow, all in reasonable detail, and within forty-five days after the end of Client's fiscal quarters, Client's quarterly consolidated financial statements reviewed by a Certified Public Accountant and Client's trial balance.

            8.10.2 Within four months after the end of Client's fiscal year, PracticeXpert, Inc.'s annual audited consolidated financial statements for such year.

            8.10.3 Within two Business Days following their submission or filing to the appropriate Payor intermediary, a copy of all interim and annual cost reports prepared by Client.

            8.10.4  Contemporaneously  with the delivery of a  Submission  under
Section 2.1 hereof, a monthly aging based on Invoice Date, for all Accounts together with reconciliations to the Client's balance sheet.

            8.10.5 Reconciliations of all collections received with respect to all such Accounts within five days after the end of each month.

            8.10.6 A monthly aging of all accounts payable of Client aged by date of invoice or such other date as may be acceptable to Meridian.

            8.10.7 Tax Returns. Copies of each of Client's:

                  (a) Federal income tax returns, and any amendments thereto, within ten days of the filing thereof with the Internal Revenue Service; and

                  (b) Federal payroll tax returns within ten days of filing, together with proof, satisfactory to Meridian, which all taxes have been paid.

            8.10.8 Such other information concerning the Client or the Client's contract billing and collection company as Meridian may from time to time reasonably request including Medicare cost reports and audits.

            8.10.9 Within twenty days after the end of each month, copies of all bank statements of Client for the prior month.

            8.10.10 Any correspondence, which shall include, but not be limited to, facsimiles, e-mail, overnight delivery (e.g. Federal Express) and mail delivered by the U.S. Postal Service, received from Payors, immediately upon receipt. After an Event of Default, any correspondence delivered to Client in a closed envelope shall be delivered to Meridian unopened. Failure to comply shall result in a fee of $20.00 for each item of correspondence.

            8.10.11 Written notification of the occurrence of any Event of Default, promptly upon the occurrence thereof;

            8.10.12 Promptly upon receipt, copies of any letters,  complaints or
other  documents  from  HHS  to  Client   regarding  any  allegations  of  HIPAA
violations.

      8.11 The proceeds received by Client from the Agreement will be used for legal business and commercial purposes of the Client and the execution of the Agreement is made in good faith by the Client and without actual intent to hinder, delay, or defraud present or future creditors of the Client.

      8.12 Client shall deliver to Meridian any instrument necessary for Meridian to obtain records from any service bureau maintaining records for Client. Client shall not re-date any Eligible Account from the original date thereof or make any claims for reimbursement beyond those customary in Client's industry, or otherwise extend or modify the terms thereof.

      8.13 Client shall not make any payments to any entities which are its Affiliates, other than payments to PracticeXpert, Inc.

      8.14 Client will cooperate with Meridian in obtaining control with respect Collateral consisting of: (a) deposit accounts; (b) investment property; (c) letter-of-credit rights; and (d) electronic chattel paper. Client will not create any chattel paper without placing a legend on the chattel paper acceptable to Meridian indicating that Meridian has a security interest in the chattel paper.

      8.15 Client will, when requested by Meridian, execute any document or instrument or do any other thing necessary to effectuate more fully the purposes and provisions of this Agreement.

      8.16 On the earlier of (a) thirty (30) calendar days after a request by Meridian or (b) seven (7) calendar days after an Event of Default, Client shall appoint a healthcare management consultant satisfactory to Meridian at Client's expense, to assist in the operation of the Client's facilities.

      8.17 Financial Covenants.

            8.17.1 Client's Current Ratio shall not be less than the Minimum Current Ratio as of the end of and as a result of the operations during any month.

            8.17.2 Client's EBITDA shall be at least the Minimum EBITDA as of the end of and as a result of the operations during any quarter.

            8.17.3 Client's average monthly Stand-alone EBITDA shall be at least $10,000 per month during the three month period immediately preceding the date of measurement.

            8.17.4 Client shall have an excess of gross profit over the sum of selling and marketing expenses, general and administrative expenses and interest from continuing operations, excluding any nonrecurring charges.

            8.17.5 Client shall give Meridian the same notice of any meetings of the client's Board of Directors or similar governing body as it gives to any other attendees, and shall permit Meridian to attend such meetings as an observer.

9. Account Disputes. Client shall notify Meridian promptly of and, if requested by Meridian, will settle all disputes concerning any Eligible Account, or the return of any goods to the Payor for any reason, at Client's sole cost and expense. Meridian may, but is not required to, attempt to settle, compromise, or litigate (any such action, to "Resolve") the dispute upon such terms as Meridian in its sole discretion deems advisable, for Client's account and risk and at Client's sole expense.

10. Representations and Warranties. Client represents and warrants that:

      10.1 Corporation. If the Client is a corporation, it is duly organized, validly existing, and in good standing under the laws of the state of its incorporation, is qualified to do business as a foreign corporation, is in good standing under the laws of each state where the Client is doing business, has all requisite power and authority necessary to carry on its business as now being conducted, and to enter into and perform under the terms of the Agreement, all exhibits thereto, and all related documents.

      10.2 Validity of Documents. The execution, delivery, and performance by the Client of this Agreement and any related documents and any additional documents required by Meridian have been duly authorized by all appropriate action on behalf of the Client. When executed and delivered by the Client, this Agreement and such related documents will be the legal, valid and binding obligations of the Client, enforceable against the Client in accordance with their respective terms, except for the effect thereon of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally, and general principles of equity. Upon the filing of the applicable financing statement(s) and/or any release or termination of any financing statement(s) in the appropriate jurisdiction(s) in connection with the Agreement, all right, title and interest in the Collateral that may be perfected by filing will be perfected.

      10.3 Authenticity of Documents. All information, receivable data, documents, and data interface including, without limitation, all information included in documents and data interface pertaining to its Accounts which has been provided by Client to Meridian and all information in any application for this Agreement is authentic and accurate in all material respects. Subject to compliance with any HIPAA requirements, the Client further warrants and represents that Client or its agents may disclose information concerning medical services rendered to the patient who is the subject of any Eligible Account.

      10.4 Authority to Execute Documents. The execution and delivery by the Client of this Agreement and any related documents do not, and the performance by the Client of this Agreement will not, violate or conflict with:

            10.4.1 Any agreement to which Client is a party;

            10.4.2 The Articles or Certificate of Incorporation and By-laws of the Client;

            10.4.3 Any law, regulation, order, writ, judgment or decree of any court or governmental agency to which the Client, which violation, conflict, breach or default would have a materially adverse effect on the Client.

      10.5 Client Has Legal Authority to Conduct Business. The Client has all material permits, licenses, accreditation, certifications, authorizations, approvals, consents, and agreements of all Payors, governmental agencies, instrumentalities, accreditation agencies and any other person(s), necessary or required for the Client (where the failure to have one or more of any such items would materially impair the Client's ability) to own the assets that it now owns, to carry on its business as now conducted, to execute, deliver and perform its obligations hereunder, and to receive payments on Eligible Accounts from the applicable obligors thereon. The Client has not been notified by any such obligor, governmental agency, instrumentality, accreditation agency or any other person during the twenty-four month period immediately preceding the date of this Agreement, that such person has rescinded or not renewed, or intends to rescind or not renew, any such material permit, license, accreditation, certification, authorization, approval, consent or agreement granted by it to the Client or to which it and the Client are parties.

      10.6 No Special Authority Required. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery, and performance by the Client of this Agreement or any other document or instrument to be delivered.

      10.7 No Lawsuits Pending. There are no actions, suits, investigations, or proceedings pending or threatened against the Client before any court, government agency, or other tribunal, which, if determined adversely to the Client, could materially and adversely affect the Client's ability to perform its obligations pertaining to this Agreement, and the Client is not currently subject to, and has no intention of commencing, any bankruptcy or insolvency proceeding.

      10.8 Disclosure of Protected Health Information. Client shall disclose Protected Health Information in accordance with the HIPAA Business Associate Addendum in the form attached hereto as Exhibit 10.8.

      10.9 Compliance with Laws. The Client is in compliance with all laws, rules, regulations, orders, decrees, and directions of any governmental authority applicable to the Eligible Accounts or any contracts relating thereto, a violation of which would or could materially and adversely affect Client's ability to carry out its obligations hereunder. Such laws include but are not limited to HIPAA and the regulations promulgated thereunder.

      10.10 Pension and Profit Sharing Plans. The pension and profit sharing plans, if any, of the Client (and its subsidiaries, if any) are in full compliance with all applicable state and federal laws and regulations and fully funded in accordance with the obligations of the Client (and its subsidiaries, if any) thereunder.

      10.11 No Existing Disputes. There is no event that materially and adversely affects Client's operations including its ability to perform its obligations hereunder and the transactions contemplated by the Agreement. There is no default in the performance or observance of any contract, indenture, mortgage, loan agreement, lease, or other material instrument, to which the Client is a party or by which it or any of its properties is bound, involving an amount in controversy in excess of $5,000; however, the Client shall not be considered in default hereunder if the validity of any claim in controversy, or the amount thereof, is being contested in good faith by appropriate actions or proceedings and there is no material interference with the business of the Client or collection of its Accounts caused by the continuation of such actions or proceedings.

      10.12 No Injunctions, Restraining Orders or Disputes. There is no injunction, writ, restraining order, or other order of any nature materially and adversely affecting the Client's performance of its obligations hereunder and the transactions contemplated by the Agreement.

      10.13 Accuracy of Client Name. The true and complete name of the Client is set forth at the beginning of the Agreement and on the signature pages hereof and is the same name registered with the Secretary of the State of incorporation or organization. Such name has not been changed in the last four months, and during such period the Client did not use, nor does the Client now use, any trade names, fictitious names, assumed names or "doing business as" names except as disclosed in a separate schedule to the Agreement.

      10.14 Valid Provider Identifications. The Client holds current and valid Provider Numbers authorizing it to render Medicare and Medicaid services and will advise Meridian, in writing as to all such existing and future numbers promptly upon their issuance. The Client has exclusive use of such numbers, and the licenses necessary to receive payment from the applicable obligors on Eligible Accounts. The Client has not allowed, permitted, authorized or caused any person, other than the Client, to use such numbers.

      10.15 Client is Solvent. The Client is solvent and, after giving effect to the transactions contemplated by the Agreement, will not become insolvent. The Client is able to pay its debts as they become due and payable, and, after giving effect to the transactions contemplated by this Agreement, will have adequate capital to conduct its business.

      10.16 With respect to Eligible Accounts:

            10.16.1 They will be at the time of submission to Meridian:

                  (a) Bona fide existing obligations created by the sale and delivery of goods or the rendition of services in the ordinary course of Client's business;

                  (b) Unconditionally owed and will be paid to Meridian (except as prohibited by law) without defenses, disputes, offsets, counterclaims, or rights of return or cancellation.

                  (c) Not sales to any entity that is affiliated with Client or in any way not an "arms length" transaction.

            10.16.2 Fees for services which are subject to limitations imposed by workers' compensation regulations or by contracts for reimbursement do not exceed the limitations imposed there under, and each for which the fees are so restricted has been clearly identified to Meridian as being subject to such restriction.

            10.16.3 Upon Meridian's request, Client shall deliver to Meridian any instrument necessary for Meridian to obtain records from any service bureau maintaining records for Client.

            10.16.4 Client shall not change the date from the original date thereof or make any claims for reimbursement beyond those customary in Client's industry, or otherwise extend or otherwise modify the terms thereof.

            10.16.5 Client has not received notice or otherwise learned of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor regarding Eligible Accounts.

      10.17 Tax Returns. The Client has filed (or has obtained extensions for filing) all returns for all federal, state and local taxes, including income and payroll taxes, on a timely basis or has an agreement of settlement with an approved payment plan with the relevant agency.

      10.18 Appropriate Collection of Accounts. All documents and agreements relating to an Account and any pre-audit worksheets relating to such Account have been delivered to Meridian and such documents are true and correct in all material respects. The Client has timely and properly billed the applicable Payor and the Client has delivered or caused to be delivered to such Payor all required supporting claim documents with respect thereto including all documentation required by the applicable Payor(s) for payment on the Account, and the statutory period for issuing an explanation of benefits in connection therewith has not expired. All information set forth in the bill and supporting claim documents submitted to a Payor with respect to an Account is true, complete, and correct in all material respects, and, if additional information is requested by such Payor in connection therewith, the Client will promptly provide the same and will rebill such Account, if necessary.

      10.19 Financial Information is Accurate. The representations, warranties and statements made by the Client in the Agreement and in any financial information with respect to the Client delivered to Meridian including, without limitation, any description of the Accounts, remain true and correct and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein not misleading.

      10.20 Capitalization.  The capitalization of the Client is as set forth in
Exhibit 10.20.

      10.21 Invoice Date. No Invoice Date will be more than thirty days from the date on which the services reflected in the Invoice were rendered.

11. Avoidance Claims.

      11.1 Client shall indemnify Meridian from any loss arising out of the assertion of any Avoidance Claim and shall pay to Meridian on demand the amount thereof.

      11.2 Client shall notify Meridian within two Business Days of it becoming aware of the assertion of an Avoidance Claim.

      11.3 This provision shall survive termination of this Agreement.

12. Default.

      12.1 Events of Default. Each of the following events will constitute an Event of Default hereunder:

            12.1.1 Client defaults in the payment of any Obligations or in the performance of provision hereof or of any other agreement now or hereafter entered into with Meridian;

            12.1.2 Any warranty or representation made by Client herein proves to be false in any way, howsoever minor;

            12.1.3 The Obligations are in excess of the Allowable Amount;

            12.1.4 Client or any Guarantor becomes insolvent or the subject of any debtor-relief proceedings;

            12.1.5 Any Guarantor fails to perform or observe any obligations to Meridian or shall notify Meridian of its intention to rescind, modify, terminate or revoke any guaranty of the Obligations, or any such guaranty shall cease to be in full force and effect for any reason whatever;

            12.1.6 Meridian for any reason, in good faith, deems itself insecure with respect to the prospect of repayment or performance of the Obligations, which reason shall be provided to Client in writing;

            12.1.7 Any levy of attachment, execution, tax lien or similar process shall be issued against Client with respect to the Collateral and shall not have been released or stayed within five days thereof; and

            12.1.8 Failure to timely comply with any Notice of Required Action issued by HHS to Client.

      12.2 Waiver of Notice. MERIDIAN'S FAILURE TO CHARGE OR ACCRUE INTEREST OR FEES AT ANY "DEFAULT" OR "PAST DUE" RATE SHALL NOT BE DEEMED A WAIVER BY MERIDIAN OF ITS CLAIM THERETO.

      12.3 Effect of Default. Ten days after the occurrence of any Event of Default and Meridian sending notice thereof to Client, in addition to any rights Meridian has under this Agreement or applicable law:

            12.3.1 Meridian may immediately terminate this Agreement, at which time all Obligations shall become immediately due and payable without notice.

            12.3.2 All Obligations shall accrue interest at the Default Rate commencing from the date of first occurrence of such Event of Default.

            12.3.3 Meridian shall have the option to engage a consulting, turnaround or similar firm (a) to conduct an operational assessment of Client, in form and substance satisfactory to Meridian in its sole discretion and/or (b) to take day-to-day operational and administrative control of the business of the Client. If Meridian exercises its option to engage a consulting, turnaround or similar firm, Meridian shall submit the names of at least two (2) such firms to the board of directors of Client for approval. The board of directors of Client shall approve the engagement of at least one (1) of the firms proposed by Meridian within five (5) Business Days of Meridian providing the names of such firms to Client. Client shall (a) bear all fees, costs and other expenses associated with such services and (b) cooperate with such firm in carrying out such services.

13. Account Stated. Meridian shall render to Client a statement setting forth the transactions arising hereunder. Each statement shall be considered correct and binding upon Client as an account stated, except to the extent that Meridian receives, within sixty days after the mailing of such statement, written notice from Client of any specific exceptions by Client to that statement, and then it shall be binding against Client as to any items to which it has not objected.

14. Waiver. No failure to exercise and no delay in exercising any right, power, or remedy hereunder shall impair any right, power, or remedy which Meridian may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver by Meridian of any breach or default by Client hereunder be deemed a waiver of any default or breach subsequently occurring. All rights and remedies granted to Meridian hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies that Meridian would otherwise have. Any waiver, permit, consent or approval by Meridian of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance.

15. Termination; Effective Date.

      15.1 This Agreement shall become effective upon the execution and delivery hereof by Client and Meridian and shall continue in full force and effect for the Term.

      15.2 Upon the Termination Date, the unpaid balance of the Obligations shall be due and payable without demand or notice.

      15.3 Exposed Payments.

            15.3.1 Upon termination of this Agreement Client shall pay to Meridian (or Meridian may retain), to hold in a non-segregated non-interest bearing account the amount of all Exposed Payments (the "Preference Reserve").

            15.3.2 Meridian may charge the Preference Reserve with the amount of any Exposed Payments that Meridian pays to the bankruptcy estate of the Account Debtor or Payor that made the Exposed Payment, on account of a claim asserted under Section 547 of the Bankruptcy Code.

            15.3.3 Meridian shall refund to Client from time to time that balance of the Preference Reserve for which a claim under Section 547 of the Bankruptcy Code can no longer be asserted due to the passage of the statute of limitations, settlement with the bankruptcy estate of the Payor or otherwise.

16. Amendment. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but only by an instrument in writing signed by all parties to this Agreement. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.

17. No Lien Termination Without Release. In recognition of Meridian's right to have its attorneys' fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Client, Meridian shall not be required to record any terminations or satisfactions of any of Meridian's liens on the Collateral unless and until Client and all Guarantors have executed and delivered to Meridian a general release in the form of Exhibit 17A hereto, and Meridian has executed and delivered to Client and all Guarantors a general release in the form of Exhibit 17B hereto. Client understands that this provision constitutes a waiver of its rights under ss. 9513 of the UCC.

18. Conflict. Unless otherwise expressly stated in any other agreement between Meridian and Client, if a conflict exists between the provisions of this Agreement and the provisions of such other agreement, the provisions of this Agreement shall control.

19. Survival. All representations, warranties and agreements herein contained shall be effective so long as any portion of this Agreement remains executory.

20. Severability. In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

21. Attorneys' Fees. Client shall pay Meridian its reasonable attorneys fees and expenses incurred in the administration or enforcement of this Agreement (whether or not the result of litigation). It shall be presumed (subject to rebuttal only by the introduction of competent evidence to the contrary) that the amount recoverable is the amount billed to Meridian by its counsel and that such amount will be reasonable if based on its counsel's customary billing rates charged to Meridian by its counsel in similar matters. For the purposes of
Section 1717 of the California Civil Code, Meridian shall be the "prevailing party" if it recovers any funds whatsoever from Client, whether by settlement, judgment or otherwise.

22. Entire Agreement. This Agreement supersedes all other agreements and understandings between the parties, verbal or written, express or implied, relating to the subject matter hereof. No promises of any kind have been made by Meridian or any third party to induce Client to execute this Agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

23. Choice of Law. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the State of California without regard to its conflict of laws principles thereof.

24. Jury Trial Waiver. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

25. Venue; Jurisdiction. The parties agree that any suit, action or proceeding arising out of the subject matter hereof, or the interpretation, performance or breach of this Agreement, shall, if Meridian so elects, be instituted in the United States District Court for the Southern District of California or any court of the State of California located in San Diego (each an "Acceptable Forum"), each party agrees that the Acceptable Forums are convenient to it, and each party irrevocably submits to the jurisdiction of the Acceptable Forums, irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, and waives any and all objections to personal jurisdiction or venue that it may have under the laws of the State of California or otherwise in those courts in any such suit, action or proceeding. Should such proceeding be initiated in any other forum, Client waives any right to oppose any motion or application made by Meridian as a consequence of such proceeding having been commenced in a forum other than an Acceptable Forum.

26. Notice.

      26.1 All notices required to be given to any party shall be in writing and deemed given upon the first to occur of (i) deposit thereof in a receptacle under the control of the United States Postal Service, (ii) transmittal by electronic means to a receiver under the control of such party; or (iii) actual receipt by such party or an officer or legal counsel of such party.

      26.2 All notices to Meridian shall be deemed given upon actual receipt by a responsible officer of Meridian.

      26.3 For the purposes hereof, notices hereunder shall be sent to the following addresses, or to such other addresses as each such party may in writing hereafter indicate:

                                     Client

Address:          10833 Washington Boulevard
                  Culver City, CA 90232
Officer:          Michael Manahan, Chief Financial Officer
Fax number:       310-815-3507

                                    Meridian

Address:          4320 La Jolla Village Drive, Suite 250
                  San Diego, CA 92122
Officer:          Ronald R. Pituch
Fax number:       858-200-2051

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


CLIENT:                             PRACTICEXPERT OF IDAHO, INC., formerly
                                    known as K. R. Johnson & Associates

                                    By:
                                        --------------------------------
                                    Name:  Michael Manahan
                                    Title: Chief Financial Officer


MERIDIAN:                           MERIDIAN COMMERCIAL HEALTHCARE FINANCE,
                                    LLC

                                    By:
                                        --------------------------------
                                    Name:  Ronald R. Pituch
                                    Title: Senior Vice President

                                   EXHIBIT 2.3

                           Borrowing Base Certificate

                                  EXHIBIT 2.11

                                 FUNDING REQUEST

  [Letterhead of PracticeXpert of Idaho, Inc., formerly known as K. R. Johnson
                                  & Associates]

Via Facsimile to 858-200-2051

Meridian Commercial Healthcare Finance, LLC
4320 La Jolla Village Drive, Suite 250
San Diego, California 92122
Attn: Ronald R. Pituch

      Re:   Funding Request Under Loan and Security Agreement

Ladies and Gentlemen:

      Please wire $________ to PracticeXpert of Idaho,  Inc.,  formerly known as
K. R. Johnson & Associates, in accordance with the wire transfer instructions set forth below:

      _______________________

      This request is supported by the attached Borrowing Base Certificate and is made under Section 2.3 ("Credit Facilities") of that certain Loan and Security Agreement between PracticeXpert of Idaho, Inc., formerly known as K. R. Johnson & Associates, and Meridian Commercial Healthcare Finance, LLC, dated _____________ (the "Loan and Security Agreement").

      All representations and warranties of Client set forth in the Loan and Security Agreement are true, correct and complete in all material respects as of the date hereof; provided that those representations and warranties expressly referring to another date shall be true, correct and complete in all materials respect as of such date.

      Thank you.

                                    Sincerely,

                                    PracticeXpert of Idaho, Inc., formerly
                                    known as K. R. Johnson & Associates

                                    By: ________________________
                                    Name:_______________________
                                    Title:______________________

                                  EXHIBIT 7.1.4

                           [Notice to Account Debtors]

                                       Date: _________

[name and address of account debtor]

Re: PracticeXpert of Idaho, Inc., formerly known as K. R. Johnson & Associates (the "Client")

Ladies and Gentlemen:

      We are pleased to advise that, to enable the Client to better service its customers, the Client has assigned its present and future accounts to us.

      To the extent that you are now indebted or may in the future become indebted to the Client on an account or a general intangible, payment thereof is to be made payable to us and not to the Client or any other entity. Payment in any other way will not discharge this obligation.

      The payments should be mailed to us at the following address:

      [Meridian Address where payments are to be sent]

      This letter may only be revoked by a writing signed by one of our officers and acknowledged before a notary public.

      To assist us in applying payments please fax a copy of this letter to us indicating your Federal Tax I.D. Number in this space: ______________.

      Thank you.

                                    Very truly yours,

                                    Meridian Commercial Healthcare Finance,
                                    LLC

                                    By: __________________________________
                                    Name:_________________________________
                                    Title:________________________________

                                  EXHIBIT 8.4.2

              FORM OF NOTICE TO PAYORS OF GOVERNMENTAL RECEIVABLES

  [Letterhead of PracticeXpert of Idaho, Inc., formerly known as K. R. Johnson
                                  & Associates]

                                      Date

[Name of individual at Government Payor Intermediary Office]
[Name and address of Government Payor Intermediary Office]

      Re: Notice Of Change Of Address For Remittances PracticeXpert of Idaho, Inc., formerly known as K. R. Johnson & Associates PROVIDER FEDERAL TAX ID NO. PROVIDER NO.]

Ladies and Gentlemen:

      Please be advised that in order to facilitate our cash management needs we have opened a new bank account at *** and a post office box with respect to such bank account. Accordingly, until further notice, we hereby request that:

      1. All wire transfers be made directly into our account at:

      PracticeXpert of Idaho, Inc., formerly known as K. R. Johnson &
      Associates
      [name of lock box bank]
      [address of lock box bank]
      ABA Number: ____________________
      Account Number: ________________
      Telephone Number: ______________

      2. All Explanations of Benefits, remittance advises and other forms of payment, including checks, are to be made to our post office box located at:

      PracticeXpert of Idaho, Inc., formerly known as K. R. Johnson & Associates [lock box bank address]
      [account number]

      Please continue to direct any questions you may have concerning your contracts and accounts with us to the undersigned.

      This change of address is intended to remain in effect until thirty days after you acknowledge receipt of a written notice of change of address. In order to avoid any erroneous communication any such change of address notice must be executed by the President and countersigned by the Treasurer of our organization along with a copy of a resolution adopted by a vote of our Board of Directors and certified as true and correct by our corporate Secretary. Upon receipt of any such change of address request notice please forward a copy of it along with your acknowledgment copy to our address set forth in paragraph 1 above for confirmation by us of such direction.

      Please acknowledge and return a copy of this letter to us at our new mailing address in the enclosed envelope that has been provided to you for your convenience. Thank you for your cooperation in the matter.

                                        Very truly yours,


                                        PracticeXpert of Idaho, Inc., formerly
                                        known as K. R. Johnson & Associates

                                        By:
                                            --------------------------
                                        Name: Michael Manahan
                                        Title:
                                               -----------------------


ACKNOWLEDGED BY PAYOR

By:
   ---------------------------
Name:
      ------------------------------
Title:
       -----------------------------
Date:
      ------------------------------

                                   EXHIBIT 8.6

                          CONSENT TO SECURITY INTEREST

      This AGREEMENT, dated as of ________ among PracticeXpert of Idaho, Inc., formerly known as K. R. Johnson & Associates (the "Debtor"), _________ (the "Junior Creditor"), and Meridian Commercial Healthcare Finance, LLC (the "Senior Creditor").

                                    RECITALS

      A. The Debtor is or may become indebted to the Junior Creditor (the "Junior Creditor Obligations").

      B. The Senior Creditor has a security interest in the Senior Creditor Collateral securing the Debtor's present and future obligations to the Senior Creditor (the "Senior Creditor Obligations").

      C. The Debtor has agreed with Senior Creditor that it will not encumber the Senior Creditor Collateral.

      D. The Junior Creditor has requested that the Debtor grant it a security interest in all or a portion of the Senior Creditor Collateral (the "Junior Creditor Security Interest").

      E. The Senior Creditor has asserted that the above request, if not consented to by the Senior Creditor would constitute interference with the Senior Creditor's contractual relationships with the Debtor.

      F. The Parties are executing this Agreement to set forth the consent of Senior Creditor to the Junior Creditor Security Interest and the conditions thereto.

      NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Parties hereby agree as follows:

                                    AGREEMENT

1. Certain Definitions and Index to Definitions.

      1.1 Definitions. The following terms shall have the following respective meanings:

            1.1.1 "Controlling State" - California.

            1.1.2 "Debtor" - see Preamble.

            1.1.3 "Junior Creditor" - see Preamble.

            1.1.4 "Junior Creditor Obligations" - see Recital A.

            1.1.5 "Junior Creditor Security Interest" - see Recital D.

            1.1.6 "Parties" - the Junior Creditor and the Senior Creditor.

            1.1.7 "Senior Creditor" - see Preamble.

            1.1.8 "Senior Creditor Collateral" - all Debtor's now owned and hereafter acquired personal property and fixtures, and proceeds thereof, including without limitation Accounts, Chattel Paper, Goods, Inventory, Equipment, Instruments, Investment Property, Documents, and General Intangibles.

            1.1.9 "Senior Creditor Obligations" - see Recital B.

      1.2 Other Defined Terms. All terms used herein which are defined in the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement.

2.  Consent.  The  Senior  Creditor  consents  to the Junior  Creditor  Security
Interest.

3. Covenants of Junior Creditor. Junior Creditor covenants and agrees as follows:

      3.1 Any security interest in the Senior Creditor Collateral granted to the Senior Creditor by the Debtor, whether or not perfected, and the obligations secured thereby, are and shall remain senior to the Junior Creditor Obligations and any security interest in the Senior Creditor Collateral now or hereafter granted by the Debtor to the Junior Creditor.

      3.2 It will, at the request of Senior Creditor, release any lien and security interest it has on the Senior Creditor Collateral to facilitate its transfer or sale so long as the proceeds thereof are applied against the Senior Creditor Obligations and any excess is paid to the Junior Creditor to be applied against the Junior Creditor Obligations.

      3.3 Standstill by Junior Creditor. The Junior Creditor shall have no right to take any action with respect to the Senior Creditor Collateral, whether by judicial or non-judicial foreclosure, notification to the Debtor's account debtors, or otherwise, unless and until all Senior Creditor Obligations have been fully and indefensibly paid.

      3.4 Any proceeds of the Senior Creditor Collateral, or proceeds thereof (whether or not identifiable), received by the Junior Creditor shall be paid to the Senior Creditor on demand.

4. Effect of Bankruptcy. This Agreement shall remain in full force and effect notwithstanding the filing of a petition for relief by or against the Debtor under the Bankruptcy Code and shall apply with full force and effect with respect to all Senior Creditor Collateral acquired by the Debtor, or obligations incurred by the Debtor to the Junior Creditor, subsequent to the date of said Petition.

5. Waivers by Junior Creditor. The Junior Creditor irrevocably waives:

      5.1 Any right to compel the Senior Creditor to marshal assets of the Debtor, whether such rights arise under California Civil Code ss.ss.2899 and 3433 or otherwise; and

      5.2 All rights under Uniform Commercial Code ss.ss.9-501 et. seq., including rights to notice, rights to surplus funds and rights relating to the commercially reasonable disposition of collateral.

6. Choice of Law. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the Controlling State.

7. Amendment. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but only by an instrument in writing signed by all parties to this Agreement. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.

8. Term. This Agreement shall continue so long as both Parties have a security interest in the Senior Creditor Collateral.

9. Attorneys Fees.

      9.1 In the event that either Party retains counsel to enforce its rights hereunder, the prevailing party shall recover its attorneys' fees and expenses.

      9.2 Debtor agrees to pay the attorneys fees and expenses of counsel to Senior Creditor incurred in the preparation and negotiation of this agreement, which Senior Creditor estimates to be $__________. Debtor consents that Senior Creditor may request that Junior Creditor disburse such fees and expenses to counsel for Senior Creditor, upon their demand, and debit Debtor's loan account with Junior Creditor therefore. Junior Creditor agrees that such demand will be honored within thirty days of receipt.

10. Waiver.

      10.1 No delay or failure of either Party in exercising any right, power or remedy under this Agreement shall affect or operate as a waiver or such right, power or remedy, nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy.

      10.2 Any waiver, permit, consent or approval of any kind by either Party or any breach or of default under this Agreement is ineffective unless in writing and shall be effective only to the extent set forth in such writing.

11. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

Debtor:                             PracticeXpert of Idaho, Inc., formerly
                                    known as K. R. Johnson & Associates

                                    By: __________________________________
                                    Name:_________________________________
                                    Title:________________________________


Junior Creditor:                    ______________________________________

                                    By: __________________________________
                                    Name:_________________________________
                                    Title:________________________________


Senior Creditor:                    Meridian Commercial Healthcare Finance,
                                    LLC

                                    By: __________________________________
                                    Name:_________________________________
                                    Title:________________________________

                                  EXHIBIT 10.8

                        HIPAA BUSINESS ASSOCIATE ADDENDUM

      This HIPAA Business Associate Addendum ("Addendum") supplements and is made a part of the Loan and Security Agreement dated as of _______________, 2005 ("Agreement") by and between PracticeXpert of Idaho, Inc., formerly known as K.
R. Johnson & Associates ("Covered Entity") and Meridian Commercial Healthcare Finance, LLC ("Meridian" or "Business Associate"). This Addendum is effective as of _______________, 2005 (the "Addendum Effective Date").

                                    RECITALS

      A. Covered Entity wishes to disclose certain information to Business Associate pursuant to the terms of the Agreement, some of which information may constitute Protected Health Information ("PHI") as defined below.

      B. Covered Entity and Business Associate intend to protect the privacy and provide for the security of Protected Information disclosed to Business Associate pursuant to the Agreement in compliance with the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191 ("HIPAA") and regulations promulgated there under by the U.S. Department of Health and Human Services (the "HIPAA Regulations") and other applicable laws.

      C. As part of the HIPAA Regulations, the Privacy Rule (defined below) requires that, prior to the disclosure of Protected Information on and after the Addendum Effective Date, Covered Entity enter into a contract with Business Associate, containing specific requirements as set forth in, but not limited to, Title 45, Sections 164.502(e) and 164.504(e) of the Code of Federal Regulations ("CFR") and as contained in this Addendum.

      In consideration of the mutual premises and the covenants and agreements contained in this Addendum, the parties agree as follows:

                                    ADDENDUM

1. Definitions.

      1.1 "Business Associate" shall have the meaning given to such term under the Privacy Rule, including, but not limited to, 45 CFR ss. 160.103, and shall refer to Meridian.

      1.2 "Covered Entity" shall have the meaning given to such term under the Privacy Rule, including, but not limited to, 45 CFR ss. 160.103 and shall refer to the entity or organization named as "Covered Entity" in the first paragraph of this Addendum.

      1.3 "Individual" shall have the same meaning as the term "individual" in 45 CFR ss. 164.501 and shall include a person who qualifies as a personal representative in accordance with 45 CFR ss. 164.502(g).

      1.4 "Designated Record Set" shall have the meaning given to such term under the Privacy Rule, including, but not limited to, 45 CFR ss. 164.501.

      1.5 "Privacy Rule" shall mean the Standards of Privacy of Individually Identifiable Health Information codified at 45 CFR Parts 160 and 164, Subparts A and E.

      1.6 "Protected Health Information" or "PHI" shall have the meaning given to such term in 45 CFR ss. 164.501 including any information, whether oral or recorded in any form or medium: (i) that relates to the past, present or future physical or mental condition of an individual; the provision of health care to an individual; or the past, present or future payment for the provision of health care to an individual; and (ii) that identifies the individual or with respect to which there is a reasonable basis to believe that the information can be used to identify the individual.

      1.7 "Protected Information" shall mean PHI provided by Covered Entity to Business Associate or created or received by Business Associate on Covered Entity's behalf.

      1.8 "Required by Law" shall have the same meaning given to such term in 45 CFR Section 164.501.

2. Obligations of Business Associate.

      2.1 Permitted Uses. Business Associate shall not use Protected Information except for the purpose of performing Business Associate's obligations under the Agreement and as permitted under the Agreement and Addendum. Further, Business Associate shall not use Protected Information in any manner that would constitute a violation of the Privacy Rule if so used by Covered Entity, except that Business Associate may use Protected Information for Business Associate's proper management and administration or to carry out the legal responsibilities of Business Associate.

      2.2 Permitted Disclosures. Business Associate shall not disclose Protected Information in any manner that would constitute a violation of the Privacy Rule if disclosed by Covered Entity, except that Business Associate may disclose Protected Information (i) for the proper management and administration of Business Associate, (ii) in a manner permitted pursuant to the Agreement and Addendum, or (ii) as Required by Law. To the extent that Business Associate discloses Protected Information to a third party and such disclosure is not Required by Law, Business Associate must obtain, prior to making any such disclosure, (i) reasonable assurances from such third party that such Protected Information will remain confidential as provided pursuant to this Addendum and only disclosed as Required by Law or for the specific purposes for which it was disclosed to such third party, and (ii) agreement from such third party to immediately notify Business Associate of any breach of confidentiality of the Protected Information, to the extent it has obtained knowledge of such breach. Except as otherwise limited in this Addendum, Business Associate may use Protected Information to provide data aggregation services to Covered Entity as permitted under 45 C.F.R. ss. 164.504(e)(2)(i)(B) and to report violations of law to appropriate federal and state authorities, consistent with 45 C.F.R. ss. 164.502(j)(1).

      2.3 Appropriate Safeguards. Business Associate shall implement appropriate safeguards as are necessary to prevent the use or disclosure of Protected Information otherwise than as permitted by this Addendum and the Agreement.

      2.4 Reporting of Improper Use or Disclosure. Business Associate shall report to Covered Entity any use or disclosure of Protected Information other than as provided for by the Agreement and this Addendum within ten (10) business days of Business Associate becoming aware of such use or disclosure.

      2.5 Business Associate's Agents. Business Associate shall ensure that any agents, including subcontractors, to whom it provides Protected Information agree to the same restrictions and conditions that apply through this Addendum to Business Associate with respect to such information.

      2.6 Mitigation. Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to Business Associate of a use or disclosure of Protected Information by Business Associate in violation of the requirements of this Addendum.

      2.7 Access to Protected Information. Business Associate shall make Protected Information maintained by Business Associate (or its agents or subcontractors on behalf of Business Associate) in Designated Record Sets available to Covered Entity for inspection and copying within ten (10) calendar days of a written request by Covered Entity to enable Covered Entity to fulfill its disclosure obligations under the Privacy Rule, including, but not limited to, 45 CFR ss. 164.524. Copies of the Protected Information in Designated Record Sets requested by Covered Entity will be sent by Business Associate to Covered Entity by mail or overnight courier, at the expense of Covered Entity, within ten (10) calendar days after Business Associate receives Covered Entity's request.

      2.8 Amendment of PHI. Within ten (10) calendar days of receipt of a written request from Covered Entity for an amendment of Protected Information or a record about an individual contained in a Designated Record Set maintained by Business Associate (or its agents or subcontractors on behalf of Business Associate), Business Associate shall make such Protected Information available to Covered Entity for amendment and incorporate any such amendment to enable Covered Entity to fulfill its obligations under the Privacy Rule, including, but not limited to, 45 CFR ss. 164.526. If any individual requests an amendment of Protected Information directly from Business Associate or its agents or subcontractors, Business Associate must notify Covered Entity in writing within five (5) business days of the request. All action and decisions on an individual's request for amendment of Protected Information or a record contained in a Designated Record Set, including but not limited to any denial of amendment of Protected Information, maintained by Business Associate (or its agents or subcontractors on behalf of Business Associate) shall be the responsibility of Covered Entity and not of Business Associate, its agents or subcontractors.

      2.9 Accounting Rights. Within thirty (30) calendar days of written notice by Covered Entity of a request for an accounting of disclosures of Protected Information, Business Associate and its agents or subcontractors shall make available to Covered Entity the information required to provide an accurate and complete accounting of disclosures by Business Associate, its agents and subcontractors which, under 45 C.F.R ss. 164.528(a), are subject to disclosure accounting, to enable Covered Entity to fulfill its obligations under the Privacy Rule, including, but not limited to, 45 CFR ss. 164.528. Business Associate agrees to implement a process that allows for it to collect, maintain and document an accounting of disclosures for at least six (6) years following the making of any disclosure of Protected Information subject to such an accounting; provided, however, that reportable disclosures made prior to the Addendum Effective Date are not subject to such process. The information to be collected, maintained and documented by Business Associate shall be the information specified, and shall be in the form referenced, in 45 C.F.R. ss. 164.528(b). In the event that the request for an accounting is delivered directly to Business Associate or its agents or subcontractors, Business Associate shall, within five (5) business days of its receipt of such a request, forward it to Covered Entity. It shall be Covered Entity's responsibility to prepare and deliver any such accounting requested.

      2.10 Government Access to Records. Unless prohibited by attorney-client privilege and/or other applicable legal privileges, or unless so doing would result in Business Associate violating its contractual and other legal obligations to Covered Entity, Business Associate shall make its internal practices, books and records, including policies and procedures and Protected Information, relating to the use and disclosure of Protected Information available to the Secretary of the U.S. Department of Health and Human Services (the "Secretary") for purposes of determining Covered Entity's compliance with the Privacy Rule. Business Associate shall provide to Covered Entity a copy of any Protected Information that Business Associate provides to the Secretary concurrently with providing such Protected Information to the Secretary. Nothing in this Addendum or the Agreement will be construed to otherwise provide the Secretary or Covered Entity any right of access to Business Associate's financial, employment or other books and records.

      2.11 Minimum Necessary. Business Associate (and its agents or subcontractors) shall only request, use and disclose the minimum amount of Protected Information necessary to accomplish the purpose of the request, use or disclosure.

      2.12 Retention of Protected Information. Notwithstanding Section 3 of this Addendum, Business Associate shall retain all Protected Information throughout the term of the Agreement and shall continue to maintain the information required under Section 2.1 of this Addendum for a period of six (6) years after termination of the Agreement.

3. Obligations of Covered Entity.

      3.1 Covered Entity shall be responsible for using appropriate safeguards to maintain and ensure the confidentiality, privacy and security of Protected Information transmitted to Business Associate pursuant to this Addendum and the Agreement in accordance with the standards and requirements of the Privacy Rule until Business Associate receives such Protected Information. In order to protect the integrity, confidentiality and authenticity of Protected Information transmitted and transferred by Covered Entity to Business Associate and by Business Associate to Covered Entity and others in connection with Business Associate's obligations under the Agreement, Covered Entity and Business Associate agree to the procedures and protocols set forth in Attachment A. The parties may change or amend a protocol or procedure set forth in Attachment A to conform with best practices under current and future HIPAA requirements, subject to their respective rights under Section 6.

      3.2 Covered Entity will notify Business Associate of any limitation(s) in its notice of Covered Entity's privacy practices in accordance with 45 CFR ss. 164.520, to the extent that such limitation may affect Business Associate's use or disclosure of Protected Information under this Addendum or the Agreement.

      3.3 Covered Entity will notify Business Associate of any restriction to the use or disclosure of Protected Information that Covered Entity has agreed to in accordance with 45 CFR ss. 164.522, to the extent that such restriction may affect Business Associate's use or disclosure of Protected Information under this Addendum or the Agreement.

      3.4 To be effective against Business Associate, any notice by Covered Entity under this Section 3 will be in writing and received by Business Associate not less than 30 calendar days prior to the date upon which the change or limitations referenced in such notice will be effective as to Business Associate's use and disclosure of Protected Information. Covered Entity's written notice will set forth the limitation's proposed effective date. Business Associate will have no liability or responsibility with respect to any provision of Covered Entity's notice of privacy practices or of any limitation or restriction on uses and disclosures of Protected Health Information agreed to by Covered Entity except as provided in this Section 3.

      3.5 Business Associate's rights and duties with respect to a change or limitation referenced in a written notice from Covered Entity pursuant to this
Section 3 will be as set forth, and governed by, Section 6 of this Addendum.

      3.6 Covered Entity will not request Business Associate to use or disclose Protected Information in any manner that would not be permissible under the Privacy Rule if done by Covered Entity, except that Business Associate may use or disclose Protected Health Information as Required by Law, for data aggregation and for management and administrative activities of Business Associate as provided in this Addendum and the Agreement.

4. Covered Entity Representations and Warranties. Covered Entity represents and warrants to Business Associate with respect to itself and with respect to the Protected Information:

      4.1 Covered Entity has received all necessary or required consents or authorizations under the Privacy Rule and all applicable state law, and has made all necessary or required disclosures to Individuals, for such Protected Information (a) to be disclosed to Business Associate by Covered Entity and (b) to be used or disclosed by Business Associate in performing and providing the services to Covered Entity and as provided or permitted under this Addendum and the Agreement.

      4.2 The disclosure of Protected Information to Business Associate under this Addendum and the Agreement, and the uses and disclosures of such Protected Information by Business Associate in performing under the Agreement and this Addendum constitute uses and disclosures of the Protected Information in connection with payment and/or health care operations of Covered Entity and, if Business Associate's uses and disclosures of Protected Information hereunder and under the Agreement were made or done by Covered Entity, such uses and disclosures would not violate the provisions of the Privacy Rule.

      4.3 Neither the disclosures of Protected Information to Business Associate contemplated by this Addendum or the Agreement, nor Business Associate's uses and disclosures of Protected Information permitted or authorized under this Addendum or the Agreement, violate the Covered Entity's minimum necessary policies and procedures.

      4.4 For all purposes of this Addendum the persons designated in Attachment B are the designated officials of Covered Entity and Business Associate with respect to all matters arising under the Privacy Rule and this Addendum. The person so designated as acting on behalf of Covered Entity will at all times be the person which Covered Entity has designated as its "privacy official" under and pursuant to the Privacy Rule. A party to this Addendum may, upon written notice to other party, change the name and address for the person (a) designated as Covered Entity's "privacy official" or (b) designated by Business Associate for purposes of this Section 4.4 .

      4.5 Set forth in Attachment B is the Protected Information, which Covered Entity deems to be part of a Designated Record Set, created or maintained by Business Associate under this Addendum and the Agreement.

      4.6 Covered Entity agrees and acknowledges that Business Associate will not be deemed in violation of this Addendum, and a use or disclosure by Business Associate of Protected Information will not be considered a violation of the Privacy Rule, if such use or disclosure by Business Associate is made in one or more of the circumstances described in 45 CFR ss. 164.502(j), dealing with whistle blowers and workforce victims of crime.

      4.7 The parties agree that the laws of the State identified in Attachment C to this Addendum (State Law) are applicable to Protected Information disclosed to Business Associate, and used and disclosed by Business Associate, under this Addendum and the Agreement. Attachment C sets forth those provisions of applicable State Law that have been determined by Covered Entity to be more stringent than the Privacy Rule under 45 CFR 60.202 with respect to uses and disclosures of Protected Information permitted by the Privacy Rule, this Addendum and the Agreement, and the duties and obligations of the parties hereunder and under the Privacy Rule. The provisions of this Addendum and the Agreement are hereby deemed modified and amended, as appropriate, to conform to the provisions of State Law as set forth in Attachment C. Covered Entity will notify Business Associate, in writing, of any restriction to the use or disclosure of Protected Information for treatment, payment or health care operations purposes under State Law that Covered Entity has determined are more stringent than the provisions of the Privacy Rule or which may limit or restrict the uses and disclosures of Protected Information under this Addendum and the Agreement and in either case are deemed by Client to require an amendment or modification of this Addendum, Attachment C or the Agreement.

5. Term and Termination.

      5.1 The Term of this Addendum shall begin on the Addendum Effective Date and shall terminate when all Protected Information is destroyed or returned to Covered Entity or, if it is not feasible to return or destroy Protected Information, protections are extended to such information in accordance with the termination provisions of this Section 5.

      5.2 Upon Covered Entity's knowledge of a material breach by Business Associate of the provisions of this Addendum, Covered Entity will either:

            5.2.1 Provide an opportunity for Business Associate to cure the breach or end the violation. If Business Associate does not cure the breach or end the violation within the time specified by Covered Entity, which specified time would be reasonable in view of the facts and circumstances of such breach, Business Associate may terminate this Addendum and the Agreement;

            5.2.2 Immediately terminate this Addendum and the Agreement if Business Associate has breached a material term of this Addendum and cure is not possible within a reasonable period of time; or

            5.2.3 If neither termination nor cure is feasible, Covered Entity will report the violation to the Secretary.

      5.3 Except as provided in this Section 5.3 , upon termination of this Addendum for any reason, Business Associate will return or destroy all Protected Information received from Covered Entity, or created or received by Business Associate on behalf of Covered Entity. This provision will apply to Protected Information that is in the possession of subcontractors or agents of Business Associate. Subject to its rights under this Section 5.3 , Business Associate will retain no copies of the Protected Information. In the event that Business Associate determines that returning or destroying the Protected Information is infeasible following termination of this Addendum, Business Associate will furnish Covered Entity written notification of the conditions that make return or destruction infeasible. Upon delivery of such written notice to Covered Entity, Business Associate will extend the protections of this Addendum to such Protected Information and limit further uses and disclosures of such Protected Information to those purposes that make the return or destruction infeasible, for so long as Business Associate maintains such Protected Information.

      5.4 Notwithstanding any express or implied provision of this Addendum, termination of this Addendum and the Agreement by Covered Entity as permitted under Section 5.3 shall not relieve Covered Entity of its obligations and liabilities to Business Associate under the Agreement. Any such termination of the Agreement by the Covered Entity under this Section 5 will be considered an event of default described in Section 15 of the Agreement, and Business Associate shall have the rights and remedies specified in said Section 15.

6. Amendment.

      6.1 The parties acknowledge that state and federal laws relating to data security and privacy for Protected Information are rapidly evolving and that amendment of this Addendum may be required to provide for procedures to ensure compliance with such developments. Subject to the provisions of this Section 6, the parties specifically agree to take such action as is necessary to implement the standards and requirements of HIPAA, the Privacy Rule and other applicable laws relating to the security or confidentiality of PHI and the Protected Information. The parties understand and agree that Covered Entity must receive satisfactory written assurance from Business Associate that Business Associate will adequately safeguard all Protected Information. Unless otherwise specifically stated, a reference in this Addendum to a section in the Privacy Rule means the section as in effect or as amended.

      6.2 Subject to the other provisions of this Section 6, Covered Entity and Business Associate agree to take such action as are reasonably necessary to amend this Addendum from time to time as is necessary for Covered Entity to comply with the requirements of the Privacy Rule and HIPAA. Covered Entity will be the party responsible for initially determining whether any actions to amend this Addendum described in this Section 6 are necessary and will provide written notice to Business Associate of the need to so amend this Addendum, including the reasons for the proposed amendment and the form of such amendment, to be provided to Business Associate not less than 45 calendar days prior to the date upon which the proposed amendment is to take effect. Business Associate's obligations and responsibilities with respect to an amendment to this Addendum proposed by Covered Entity pursuant to this Section 6 will be governed by and subject to the provisions of Section 6.3 of this Addendum.

      6.3 If, in Business Associate's determination, either or both (a) a limitation on its use and disclosure of Protected Information contained in any notice it receives from Covered Entity pursuant to Section 6.2 hereof or (b) an amendment to this Addendum proposed by Covered Entity pursuant to Section 6.2 hereof (such limitation or amendment herein referred to as a "Change") adversely impacts on Business Associate's ability to perform under the Agreement or imposes or creates or imposes a cost or burden on Business Associate not contemplated by Business Associate at the time of Business Associate's execution and delivery of this Addendum, as determined by Business Associate, Business Associate will notify Covered Entity of such adverse impact and/or additional cost or burden in writing not less than 15 calendar days prior to the effective date of the Change, and the modifications or amendments to this Addendum or the Agreement that Business Associate has determined are necessary to ameliorate such adverse impact and/or reduce or eliminate the additional cost or burdens on Business Associate's ability to perform under the Agreement resulting from such Change.

      6.4 If Covered Entity does not object in writing to the modifications or amendments to this Addendum and the Agreement set forth in a notice from Business Associate pursuant to Section 6.3 prior to the effective date of the Change giving rise to Business Associate's notice, such modifications or amendments to this Addendum and the Agreement, including any increase in amounts payable to Business Associate specified in Business Associate's notice, will conclusively be deemed agreed to by Covered Entity and the Business Associate notice pursuant to Section 6.3 will be deemed incorporated in and a part of this Addendum and the Agreement from and after the effective date of the related Change.

      6.5 If (a) Business Associate objects to a Change proposed by Covered Entity and does not provide a proposed modification or amendment to Covered Entity pursuant to Section 6.4 or (b) Covered Entity objects in writing to the modification or amendment to this Addendum and the Agreement set forth in a notice from Business Associate pursuant to Section 6.4 , prior to the effective date of the Change giving rise to Business Associate's notice, Business Associate will have the right to declare, in writing, a termination of this Addendum and the Agreement as a termination by mutual consent pursuant to the Agreement. Business Associate will thereupon give written notice of such termination to Covered Entity and such termination without cause pursuant to this Section 6.5 will become effective without further act or deed of Covered Entity as provided in the Agreement. The parties shall treat termination of the Agreement as provided in this Section 6 as an event of default under Section 15 of the Agreement.

7. No Third Party Beneficiaries. Nothing express or implied in this Addendum is intended to confer, nor shall anything herein confer, upon any person other than Covered Entity, Business Associate and their respective successors or assigns, any rights, remedies, obligations or liabilities whatsoever.

8. Effect on Agreement. Except as specifically required to implement the purposes of this Addendum, or to the extent inconsistent with this Addendum, all other terms of the Agreement shall remain in force and effect.

9. Notices. Any notice by any Party to the other will be in writing and will be deemed to have been duly given when delivered personally or 3 business days after deposit in the US Mail, postage prepaid to their respective addresses, to the attention of the person specified, in Attachment B to this Addendum.

10. Applicable Law. This Addendum will be deemed to have been made and entered into in and will be interpreted in accordance with the laws of the State of California.

11. Survival. The respective rights and obligations of the Parties under Sections 5 and 6 hereof will survive the termination of this Addendum.

12. Interpretation. Any ambiguity in this Addendum will be resolved to permit Covered Entity to comply with the Privacy Rule; provided, however, that if resolving such ambiguity will be such as to change a term or provision of this Addendum applicable to Business Associate, such change will be deemed a "Change" under this Addendum and subject to the rights of Business Associate under
Section 6 hereof.

13.  Severability.   If  any  part  of  this  Addendum  will  be  held  void  or unenforceable, such part will be treated as severable, leaving valid the remainder of this Addendum notwithstanding the part or parts found void or unenforceable. To the extent that any provision of this Addendum violates the California Confidentiality of Medical Information Act (California Civil Code Sections 56 et seq.,) or any other applicable state law and such provision does not preempt the California Confidentiality of Medical Information Act or any other applicable state law (by virtue of being required by HIPAA or the HIPAA Regulations), such provision shall be deemed severed from this Addendum and the remaining provisions shall remain in full force and effect. Any such severing of a provision from this Addendum as provided in this Section 13 will be considered an amendment of this Addendum subject to Section 6 hereof.

14. Entire Agreement. This Addendum contains the entire agreement of the parties with respect to the subject matter hereof and may not be amended or modified except in writing signed by both parties. All continuing covenants, duties, and obligations contained herein will survive the expiration or termination of this Addendum.

15. Changes in Law. In the event that performances under this Addendum are or become unlawful as a result of any law, court decision, rule regulation, manual provision, or memorandum enacted or promulgated by any federal, state, or administrative body, or financially impossible or imprudent as a result of any such change, the parties will in good faith restructure the Addendum by mutual agreement with Covered Entity and Business Associate, and the parties will thereafter be bound by the changes in the Addendum. If the Addendum cannot be modified in a manner to comply with the change, then this Addendum and the Agreement will terminate in accordance with the provisions of Section 6 hereof.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Addendum as of the Addendum Effective Date.

COVERED ENTITY:                            BUSINESS ASSOCIATE:

PRACTICEXPERT OF IDAHO, INC.,              MERIDIAN COMMERCIAL HEALTHCARE
formerly known as K. R. Johnson &          FINANCE, LLC
Associates


By:                                        By:
   -------------------------------            -------------------------------
Print Name:                                Print Name:
           -----------------------                    -----------------------
Title:                                     Title:
      ----------------------------               ----------------------------
Date:                                      Date:
     -----------------------------              -----------------------------

                                  ATTACHMENT A

           PROTECTED INFORMATION TRANSMISSION PROTOCOLS AND PROCEDURES

Transmissions by Fax:

      To Covered Entity:

      To Business Associate: 858.200.2051

      Covered Entity and Business Associate represent to the other that (1) the fax number specified for it is connected to a telephone line and is not an internet fax number, (2) Protected Information transmitted by fax to the other will have a cover sheet referencing that the information being transmitted is confidential, (3) the fax number for it set forth above is for a fax machine that is in a secure location within the business premises of such Party and (4) access to the fax machine and information received on such fax machines is limited or otherwise restricted to persons within such Party's control who are authorized to view Protected Information.

      Transmissions by internet (including email or email attachments):

      The Parties agree that any transmission of Protected Information via an internet connection, email or email attachment instituted by (1) Covered Entity to Business Associate, (2) Business Associate to Covered Entity, (3) Business Associate to a health plan or (4) Business Associate to any other person or entity to which it is permitted or authorized to disclose Protected Information under the Addendum will be encrypted using encryption protocols (a) set forth below in connection with internet communications and transmissions between Covered Entity and Business Associate and (b) agreed to in writing between Business Associate and a health plan or other person or entity described in (4) above; provided that the encryption protocols applicable to a transmission or communication in this (b) will be at least as stringent and robust as those set forth below governing such transmissions or protocols between Covered Entity and Business Associate.

      Communications via U.S. mail, commercial delivery services (such as Federal Express, Airborne, etc.), courier or telephone voice communication:

      Communications and transmissions of Protected Information under this protocol will be permitted without encryption so long as the Protected Information is in a sealed envelope or package at the time it is delivered to a post office, commercial delivery service or courier. Telephone voice communication (other than through internet telephony devices) are not required to be encrypted.

      Authentication Policies and Procedure

      Within a reasonable time after the execution of the Agreement and this Addendum, but in no event later than __________, 200___, Covered Entity will provide Business Associate with a description of the Authentication Policies and Procedure. Pending establishment of the Authentication Policies and Procedure, Business Associate may transmit Protected Information in the same manner in which Covered Entity transmits Protected Information to Business Associate and otherwise as provided in this Addendum.

      Reliance on Protocols, Policies and Procedures

      So long as Business Associate observes, in connection with any transmission or exchange of Protected Information by it, the policies, protocols and procedures set forth in this Addendum, Business Associate shall conclusively be deemed, as between it and Covered Entity and parties asserted claims directly or indirectly against Business Association with respect to any such transmission or exchange of Protected Information, to have acted reasonably and with proper exercise of care, and that Business Associate's reliance on the policies, procedures and protocols of Covered Entity was conclusively reasonable.

                                  ATTACHMENT B

                          PRIVACY OFFICIAL DESIGNATION

Covered Entity Privacy Official:

      Name:
      Title:
      Address:

      Telephone:
      Fax:
      Email:

      Business Associate Privacy Official: TO BE PROVIDED BY BUSINESS ASSOCIATE PRIOR TO ______________, 200___.

      Name:       Cory Smith
      Title:      Collateral Analyst
      Address:    Meridian Commercial Healthcare Finance
                  4320 La Jolla Village Drive
                  Suite 250
                  San Diego, CA 92121

      Telephone:  858.200.2066
      Fax:        858.200.2051
      Email:      csmith@meridianchf.com

                        PROTECTED INFORMATION COMPRISING
                             A DESIGNATED RECORD SET

      Within a reasonable time after the execution of the Agreement and this Addendum, but in no event later than _________________, Covered Entity will provide Business Associate a description of the Protected Information received by Business Associate from Covered Entity or created or maintained by Business Associate on behalf of Covered Entity and which comprises a part of a Designated Record Set.

                                  ATTACHMENT C

                                    STATE LAW

      The laws of the State of _________________ are applicable to determining whether state law is more stringent than the Privacy Law as it relates to the uses and disclosures of Protected Information under the Addendum and the Agreement.

      The following provisions of State Law have been determined by Covered Entity to be more stringent under 45 CFR ss.160.202 and for purposes of applying the preemption rules of 45 CFR ss. 160.203 through 160.205.

                                  EXHIBIT 10.20

                           [capitalization of Client]

                                   EXHIBIT 17A

                                 GENERAL RELEASE

      FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, the undersigned and each of them (collectively "Releasor") hereby forever releases, discharges and acquits Meridian Commercial Healthcare Finance, LLC ("Releasee"), its parent, directors, shareholders, agents and employees, of and from any and all claims of every type, kind, nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore existing, now existing or hereafter arising, or which could, might, or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, to the extent that they arise out of or are in way connected to or are related to that certain Loan and Security Agreement dated .

      Releasor agrees that the matters released herein are not limited to matters which are known or disclosed, and the Releasor waives any and all rights and benefits which it now has, or in the future may have, conferred upon it by virtue of the provisions of Section 1542 of the Civil Code of the State of California which provides as follows:

            A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

      Acceptance of this Release shall not be deemed or construed as an admission of liability by any party released.

      Releasor acknowledges that either (a) it has had advice of counsel of its own choosing in negotiations for and the preparation of this release, or (b) it has knowingly determined that such advice is not needed.

DATED: _________________

                              Individual Releasor: _____________________
                              [Name of individual], individually

                                    Entity Releasor: ___________________

                                    By: ________________________________
                                    Name: ______________________________
                                    Title: _____________________________

                                   EXHIBIT 17B

                                 GENERAL RELEASE

      FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, the undersigned and each of them (collectively "Releasor") hereby forever releases, discharges and acquits PracticeXpert of Idaho, Inc., formerly known as K. R. Johnson & Associates ("Releasee"), its parent, directors, shareholders, agents and employees, of and from any and all claims of every type, kind, nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore existing, now existing or hereafter arising, or which could, might, or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, to the extent that they arise out of or are in way connected to or are related to that certain Loan and Security Agreement dated ______________________, except manifest error in the calculation of any payoff amounts due thereunder.

      Releasor agrees that the matters released herein are not limited to matters which are known or disclosed, and the Releasor waives any and all rights and benefits which it now has, or in the future may have, conferred upon it by virtue of the provisions of Section 1542 of the Civil Code of the State of California which provides as follows:

            A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

      Acceptance of this Release shall not be deemed or construed as an admission of liability by any party released.

      Releasor acknowledges that either (a) it has had advice of counsel of its own choosing in negotiations for and the preparation of this release, or (b) it has knowingly determined that such advice is not needed.

DATED: _________________

                              Individual Releasor: _____________________
                              [Name of individual], individually

                              Entity Releasor: _________________________

                              By: ______________________________________
                              Name: ____________________________________
                              Title: ___________________________________